UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

IGC Pharma, Inc.

(Exact name of registrant as specified in its charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

Your Vote Counts! IGC PHARMA, INC. 2024 Annual Meeting Vote by August 22, 2024 11:59 PM ET

You invested in IGC PHARMA, INC. and it’s time to vote!

You have the right to vote on proposals being presented at the Annual Meeting. This is an important notice regarding the availability of proxy material for the shareholder meeting to be held on August 23, 2024.

Get informed before you vote

View the Shareholder Letter, Proxy Statement, Form 10-K online OR you can receive a free paper or email copy of the material(s) by requesting prior to August 11, 2024. If you would like to request a copy of the material(s) for this and/or future shareholder meetings, you may (1) visit www.ProxyVote.com, (2) call 1-800-579-1639 or (3) send an email to sendmaterial@proxyvote.com. If sending an email, please include your control number (indicated below) in the subject line. Unless requested, you will not otherwise receive a paper or email copy.

Smartphone users Point your camera here and vote without entering a control number	10224 Falls Road Potomac, MD 20854	Vote in Person at the Meeting* August 23, 2024 11:00 AM EST

*If you choose to vote these shares in person at the meeting, you must request a "legal proxy." To do so, please follow the instructions at www.ProxyVote.com or request a paper copy of the materials, which will contain the appropriate instructions. Please check the meeting materials for any special requirements for meeting attendance.

Vote at www.ProxyVote.com

THIS IS NOT A VOTABLE BALLOT

This is an overview of the proposals being presented at the upcoming shareholder meeting. Please follow the instructions on the reverse side to vote these important matters.

IGC PHARMA, INC. 2024 Annual Meeting Vote by August 22, 2024 11:59 PM ET

Voting Items	Board Recommends
1. Election of Directors Nominees: 1A RICHARD PRINS	For
1B TERRY LIERMAN	For
2 To ratify the appointment of Manohar Chowdhry & Associates, as the Company's independent registered public accounting firm for the 2025 fiscal year	For

3         To approve the grant of 5,000,000 shares of common stock, governed by the Company's 2018 Omnibus Incentive Plan, to be granted from time to time to the Company's current and new employees, advisors, directors, and consultants by the board of directors, pursuant to certain metrics including performance, vesting, and incentive as set by the board of directors and or the CEO

For

4         To act upon such other matters as may properly come before the Annual Meeting, including any proposal to adjourn or postpone of the Annual Meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies (the "Adjournment Proposal")

For